UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 23, 2010

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Amended and Restated Credit Agreement.  On July 23, 2010, Trump Entertainment Resorts Holdings, L.P. (“Holdings”), Trump Entertainment Resorts, Inc. (the “Company” or the “Registrant”) and certain subsidiaries of the Company entered into the First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of July 16, 2010 with Beal Bank, SSB, as collateral agent and administrative agent (collectively, the “Agents”) and the lenders named therein.  The First Amendment provides that it is effective as of July 16, 2010.

The First Amendment modified the mandatory prepayment provisions of the Credit Agreement by incorporating revised definitions of  “Available Cash Flow”,  “EBITDA”,  “Free Cash Flow” and “Net Income” into the Credit Agreement such that these definitions are to be calculated based upon the applicable metrics of the Company and its subsidiaries (rather than Holdings and its subsidiaries).   The amendment also modified the annual and quarterly financial reporting requirements in the Credit Agreement such that the financial statements required to be delivered to the lenders and Agents are to be based upon the financial results of the Company and its subsidiaries (rather than Holdings and its subsidiaries) on a consolidated basis for the applicable period.  In addition, the First Amendment extended the deadline for compliance with certain post-closing obligations of the Company and its subsidiaries from July 23, 2010 to July 30, 2010.

The First Amendment was entered into to give effect to a ruling of the United States Bankruptcy Court on July 15, 2010, shortly before the Company’s emergence from Chapter 11, that certain provisions of the Credit Agreement relating to the annual cash flow sweep and financial reporting requirements be amended to refer to the Company and its subsidiaries (rather than Holdings and its subsidiaries).

A copy of the First Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1           First Amendment dated as of July 23, 2010 to Amended and Restated Credit Agreement dated as of July 16, 2010.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including the exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might”, “could,” “would,” “projects,” “plan,” forecasts,” “anticipates,” “expect,” “intend,” “believe,” seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements include statements other than historical information or statements of current condition, but instead represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control. Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 29, 2010

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ John P. Burke
John P. Burke Chief Financial Officer, Executive Vice President & Corporate Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated as of July 23, 2010 to Amended and Restated Credit Agreement dated as of July 16, 2010